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                                                    Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                               APPLERA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                   Delaware                               06-1534213
         (State or Other Jurisdiction of                (I.R.S. Employer
         Incorporation or Organization)              Identification Number)


                                  301 MERRITT 7
                         NORWALK, CONNECTICUT 06851-1070
          (Address of Principal Executive Offices, including Zip Code)

                                ----------------

                               APPLERA CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                ----------------

                                WILLIAM B. SAWCH
                    Senior Vice President and General Counsel
                               APPLERA CORPORATION
                                  301 Merritt 7
                         Norwalk, Connecticut 06851-1070
                                 (203) 840-2000
           (Name, Address, and Telephone Number of Agent for Service)



                         CALCULATION OF REGISTRATION FEE
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
=====================================================================================================================
                                                                 Proposed
                                                Amount to be      Maximum       Proposed Maximum
  Title of Securities to be Registered          Registered    Offering Price   Aggregate Offering      Amount of
                                                (1)            Per Share (4)        Price (4)      Registration Fee
---------------------------------------------------------------------------------------------------------------------
       Applera Corporation - Applied            1,000,000        $17.63          $17,630,000          $1,622
 Biosystems Group Common Stock, par value
            $.01 per share (2)
---------------------------------------------------------------------------------------------------------------------
   Applera Corporation - Celera Genomics        1,500,000        $10.135         $15,202,500          $1,399
  Group Common Stock, par value $.01 per
                share (3)
=====================================================================================================================


1. Together with an indeterminate number of additional shares that may be issued to adjust the number of shares reserved for issuance pursuant to the Applera Corporation 1999 Employee Stock Purchase Plan as the result of any future stock split, stock dividend, or similar adjustment to the Applera Corporation - Applied Biosystems Group Common Stock (the "Applera - Applied Biosystems Stock") or the Applera Corporation - Celera Genomics Group Common Stock (the "Applera - Celera Stock").
2. This Registration Statement also includes rights to purchase Series A Participating Junior Preferred Stock, par value $.01 per share, of the Registrant (the "Series A Rights"). Until the occurrence of certain prescribed events, the Series A Rights are not exercisable, are evidenced by the certificates for Applera - Applied Biosystems Stock, and will be transferred along with and only with such securities. Thereafter, separate Series A Rights certificates will be issued representing one Series A Right for each share of Applera - Applied Biosystems Stock held, subject to adjustment pursuant to anti-dilution provisions.
3. This Registration Statement also includes rights to purchase Series B Participating Junior Preferred Stock, par value $.01 per share, of the Registrant (the "Series B Rights"). Until the occurrence of certain prescribed events, the Series B Rights are not exercisable, are evidenced by the certificates for Applera - Celera Stock, and will be transferred along with and only with such securities. Thereafter, separate Series B Rights certificates will be issued representing one Series B Right for each share of Applera - Celera Stock held, subject to adjustment pursuant to anti-dilution provisions.
4. Pursuant to Rule 457(h)(1) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the Applera - Applied Biosystems Stock and Applera - Celera Stock on the New York Stock Exchange on December 16, 2002. The maximum offering price per share is estimated solely for purposes of calculating the registration fee.

===============================================================================

         The contents of the Registration Statement on Form S-8 filed by Applera Corporation (formerly PE Corporation) (the "Company") (File No. 333-91771) on November 30, 1999, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, are hereby incorporated by reference in this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

         Legal matters in connection with the shares of Applera - Applied Biosystems Stock and Applera - Celera Stock subject to issuance pursuant to the Applera Corporation 1999 Employee Stock Purchase Plan have been passed upon by Thomas P. Livingston, Esq., Secretary of the Company. Mr. Livingston owns Applera - Applied Biosystems Stock and Applera - Celera Stock and options to purchase Applera - Applied Biosystems Stock and Applera - Celera Stock with an aggregate value in excess of $50,000.

Item 8. Exhibits.

    The following exhibits are filed as part of this Registration Statement:

Exhibit 3.1 Restated Certificate of Incorporation of Applera Corporation (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000 (Commission file No. 1-4389)).

Exhibit 3.2          Bylaws of Applera Corporation (incorporated by reference to
                     Exhibit 3.2 to the Company's Registration Statement on Form S-4 (No. 333-67797)).

Exhibit 3.3 Certificate of Designations of Series A Participating Junior Preferred Stock and Series B Participating Junior Preferred Stock (incorporated by reference to Exhibit A to
                     Exhibit 4.1 to the Company's Registration Statement on Form S-4 (No. 333-67797)).

Exhibit 4.1 Stockholder Protection Rights Agreement dated as of April 28, 1999, between Applera Corporation and BankBoston N.A. (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 (No. 333-67797)).

Exhibit 4.2 Amendment to Rights Agreement dated as of April 17, 2002, among BankBoston, N.A., EquiServe Trust Company, N.A., and the Company (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (Commission file number 1-4389)).

Exhibit 5           Opinion of Thomas P. Livingston, Esq. (including consent).

Exhibit 10.1 Applera Corporation 1999 Employee Stock Purchase Plan, as amended October 17, 2002 (incorporated by reference to Appendix A to Schedule 14A, filed September 6, 2002, containing the Company's definitive Proxy Statement for its 2002 Annual Meeting of Stockholders (Commission file number 1-4389)).

Exhibit 23.1        Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2        Consent of Thomas P. Livingston, Esq. (included in
                    Exhibit 5).

Exhibit 24          Power of Attorney (contained on the signature pages hereof).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on December 20, 2002.

                                    APPLERA CORPORATION


                                    By: /s/ William B. Sawch
                                        ----------------------------------------
                                        William B. Sawch
                                        Senior Vice President and
                                        General Counsel


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of the Company, do hereby constitute and appoint Dennis L. Winger and William B. Sawch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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
  /s/ Tony L. White                  Chairman of the Board,                December 20, 2002
----------------------------         President and
Tony L. White                        Chief Executive Officer
                                     (Principal Executive Officer)

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                                       4
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

  /s/ Dennis L. Winger               Senior Vice President and             December 20, 2002
---------------------------          Chief Financial Officer
Dennis L. Winger                     (Principal Financial Officer)



  /s/ Vikram Jog                     Controller                            December 20, 2002
---------------------------          (Principal Accounting Officer)
Vikram Jog


  /s/ Richard H. Ayers               Director                              December 20, 2002
---------------------------
Richard H. Ayers


  /s/ Jean-Luc Belingard             Director                              December 20, 2002
---------------------------
Jean-Luc Belingard


  /s/ Robert H. Hayes                Director                              December 20, 2002
---------------------------
Robert H. Hayes


  /s/ Arnold J. Levine               Director                              December 20, 2002
---------------------------
Arnold J. Levine


  /s/ Theodore E. Martin             Director                              December 20, 2002
---------------------------
Theodore E. Martin


  /s/ Carolyn W. Slayman             Director                              December 20, 2002
---------------------------
Carolyn W. Slayman


  /s/ Orin R. Smith                  Director                              December 20, 2002
---------------------------
Orin R. Smith


  /s/ Georges C. St. Laurent, Jr.    Director                              December 20, 2002
---------------------------------
Georges C. St. Laurent, Jr.


  /s/ James R. Tobin                 Director                              December 20, 2002
---------------------------
James R. Tobin

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                                       5
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                                  EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------

Exhibit 5        Opinion of Thomas P. Livingston, Esq. (including consent).

Exhibit 23.1     Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2     Consent of Thomas P. Livingston, Esq. (included in Exhibit 5).

Exhibit 24       Power of Attorney (contained on the signature pages hereof).